DRAFT


                                  $200,000,000
                        CALIFORNIA ENERGY COMPANY, INC.
                % Limited Recourse Senior Secured Notes Due 2003

                                UNDERWRITING AGREEMENT


                                                                 , 1995






CS First Boston Corporation,
      Park Avenue Plaza,
      New York, N.Y. 10055

Dear Sirs:

        1.  Introductory.   California Energy Company, Inc., a Delaware
corporation (the "Company"), proposes to issue and sell (the "Offering")
$200,000,000 principal amount of its   % Limited Recourse Senior Secured Notes
Due 2003 (the "Securities"), to be issued under an indenture, dated as of July __, 1995 ("Indenture"), by and between the Company and The Bank of New York, as Trustee (the "Trustee"). The Company hereby agrees with CS First Boston Corporation (the "Underwriter" or "CS First Boston") as follows:

        2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

        (a) A registration statement on Form S-3 (No. 33-59401) relating to the Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised the Underwriter that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus".

        (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations (the "Rules and Regulations") of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement, on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

        (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Act and the Exchange Act as applicable, and the Rules and Regulations and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

        (d) The Company, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Prospectus; the Company, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, or Magma Power Company ("Magma"), Magma Subsidiaries and Magma Joint Ventures taken as a whole; and the Company and Magma, as the case may be, have all requisite corporate power and authority to enter into this Agreement, the Indenture and the Secured Magma Note, and to consummate the transactions contemplated hereby and thereby. For purposes of this Agreement, (A) the term "Subsidiary" and "Magma Subsidiary" shall mean the entities listed with respect to each in Schedule A hereto, and (B) the term "Joint Venture" and "Magma Joint Venture" shall mean the entities listed with respect to each in Schedule B hereto, it being understood that such terms mean the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed in Schedule A are all the respective material direct and indirect "subsidiaries" of the Company and Magma, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Company or Magma, as such term is defined in Rule 1-02 of Regulation S-X.

        (e) All the outstanding shares of capital stock of each Subsidiary and each Magma Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth in Schedule A hereto or disclosed in or contemplated by the Prospectus, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company (and in the case of Magma directly owned by the Company) and each Magma Subsidiary are owned beneficially by Magma, in each case, free and clear of any material claims, liens, encumbrances and security interests. All of the partnership interests in Joint Ventures beneficially owned by the Company and Magma (as reflected in Schedule B) have been duly and validly authorized and issued and, except as otherwise set forth in Schedule B hereto or disclosed in or contemplated by the Prospectus are owned beneficially by the Company or Magma, as the case may be, free and clear of any material claims, liens, encumbrances and security interests.

        (f) Except as otherwise set forth in Schedule C hereto or disclosed in or contemplated by the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of Magma, nor any agreements or commitments to issue any of the same.

        (g) At the Closing Date (as defined below), the Trustee shall enjoy for its benefit and the benefit of the holders of the Securities a valid and perfected security interest in the Closing Date Pledged Shares (as defined in the Indenture) to secure the Obligations (as defined in the Indenture) of the Company and under the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York; no interest of any other creditor of the Company will be equal or prior to the security interest of the Trustee in the Closing Date Pledged Shares.

        (h) The Indenture has been duly authorized and, if the Effective Time is prior to the execution and delivery of this Agreement, has been or otherwise upon the Effective Time will be duly qualified under the Trust Indenture Act; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and the Indenture and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms (including the limited recourse nature thereof), subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (i) The secured note in the aggregate amount of $200,000,000 due July __, 2003 issued by Magma to the Company on the Closing Date (the "Secured Magma Note") has been duly authorized by all necessary action on the part of Magma, and when executed by Magma upon delivery to Magma of the proceeds of the Offering as consideration therefor, will be a valid and legally binding obligation of Magma, enforceable in accordance with its terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to

APITAL PRINTING SYSTEMS]
fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (j) The use of the proceeds of the Offering as described in the Prospectus has been duly authorized by all necessary action on the part of the Company and Magma.

        (k) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment.

        (l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any debt securities of the Company owned or to be owned by such person or to require the Company to include any securities in the securities registered pursuant to the Registration Statement or, with respect to any debt securities, in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

        (m) The Securities have been approved for listing on The New York Stock Exchange (the "NYSE"), subject to notice of issuance.

        (n) The execution, delivery and performance of this Agreement, the Indenture and the Secured Magma Note, the consummation of the transactions contemplated herein and therein and the issuance, sale of the Securities and the use of the proceeds of the Offering as described in the Prospectus will not (A) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (B) conflict with, result in the creation or imposition of any lien, charge or other encumbrance (other than the liens securing the Securities or the Secured Magma Note) upon any asset of the Company, any Subsidiary or Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or
(C) result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (B) or (C), individually or in the aggregate, is reasonably likely to (i) have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, (ii) impair the validity or enforceability of this Agreement, the Indenture, the Securities or the Secured Magma Note or (iii) materially impair the value of the Collateral (as defined in the Indenture).

        (o)  Except for (A) the registration of the Securities under the Act and
(B) such consents, approvals, authorizations, registrations or qualifications which have been obtained under the Exchange Act, the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the Securities, no consent, approval, authorization or order of, or filing or registration by the Company, any Subsidiary or, to the best of the Company's knowledge, any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of this Agreement, the Indenture and the Secured Magma Note, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Securities and the use of the proceeds of the Offering as described in the Prospectus.

        (p) This Agreement has been duly authorized, executed and delivered by the Company.

        (q) Except as disclosed in or contemplated by the Prospectus, the Company, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by or held under contract by each of them that are material to the business of the Company and its Subsidiaries or Magma and Magma's Subsidiaries, in each case taken as a whole, and in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them.

        (r) Except as disclosed in or contemplated by the Prospectus, the Company, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Company's, such Subsidiaries' and such Joint Ventures' industries, respectively. Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole.

        (s) Except as disclosed in or contemplated by the Prospectus, the Company, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Prospectus and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (A) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, (B) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (C) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

        (t) There is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending or, to the knowledge of the Company, threatened against, or, to the knowledge of the Company, involving, the Company, any Subsidiary or any Joint Venture (i) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or
(ii) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or of Magma to perform its obligations under the Secured Magma Note.

        (u) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

        (v) The Company, the Subsidiaries and the Joint Ventures are currently conducting their respective businesses as described in the Prospectus.

        (w) There are no contracts or other documents that are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

        (x) There is no relationship, direct or indirect, that exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Act or by the Rules and Regulations to be described in the Prospectus and which is not so described.

        (y) There is no labor problem or disturbance with the persons employed by the Company, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Company, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole.

        (z) Neither the Company nor any person who is a member of a group which is under common control with the Company and the Subsidiaries and Joint Ventures, who together with the Company, the Subsidiaries and the Joint Ventures is treated as a single employer ("ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") has established, sponsored, maintained or had any obligation to contribute to any employee benefit plans within the meaning of Section 3(3) of ERISA which are subject to Title IV of ERISA or Section 412 of the Code. Except where it could not reasonably be expected to result in a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA established, sponsored or maintained for or on behalf of the employees, officers or directors of the Company, the Subsidiaries, Joint Ventures, Magma, Magma Subsidiaries, Magma Joint Ventures or any ERISA Affiliate ("Employee Benefit Plans") are in compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and each such Employee Benefit Plan that is intended to be qualified under Code Section 401(a) has been determined by the Internal Revenue Service to be so qualified and (ii) no liability or obligation has been incurred or is reasonably expected to be incurred by the Company, the Subsidiaries or Joint Ventures or Magma, Magma Subsidiaries or Magma Joint Ventures or any ERISA Affiliate with respect to any Employee Benefit Plan.

        (aa) None of the Company, any Subsidiary or any Joint Venture (i) is in violation of its respective charter, by-laws or partnership agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture or any property of the Company, any Subsidiary or any Joint Venture may be bound or affected, which default, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a



TAL PRINTING SYSTEMS]
whole or would materially interfere in any way with the execution, delivery and performance of this Agreement, the Indenture and the Secured Magma Note, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Securities and the use of the proceeds of the Offering as described in the Prospectus.

        (ab) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances, pollutants or contaminants by the Company, any Subsidiary or any Joint Venture (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances, pollutants or contaminants due to or caused by the Company, any Subsidiary or any Joint Venture or with respect to which the Company, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

        (ac) Neither the Company nor any Subsidiary or Joint Venture is, and, after giving effect to the issuance of the Securities and the application of the proceeds therefrom, shall be, an "investment company," or, to the best knowledge of the Company after due inquiry, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (ad) The Company, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Company, any Subsidiary or any Joint Venture that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole.

        (ae) The financial statements of the Company and its consolidated subsidiaries and Magma and its consolidated subsidiaries and the related notes and schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company and its consolidated subsidiaries and Magma and its consolidated subsidiaries, as the case may be, at the respective dates and for the respective periods to which they apply; such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The information under the caption "Capitalization" in the Prospectus, is accurately described as of the date presented therein.

        (af) Since the date of the latest audited financial statements included in the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, and (ii) except as disclosed in the Prospectus, there have not been any transactions entered into by the Company, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole; except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or Magma on any class of its respective capital stock.

        (ag) The pro forma financial statements and other pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or ns or

RINTING SYSTEMS]
circumstances referred to therein.

        (ah) The Company has complied with all applicable provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

        (ai) Deloitte & Touche LLP ("Deloitte & Touche"), who have certified certain financial statements of the Company, and Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), who have certified certain financial statements of Magma, whose reports appear in the Prospectus or are incorporated by reference therein, each are and were independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus.

        (aj) (i) Each of the operational electric generation facilities ("Plants") owned in whole or in part, directly or indirectly by (A) the Company,
(B) the Subsidiaries or (C) the Joint Ventures is located in the United States, and is a "qualifying cogeneration facility" or a "qualifying small power production facility" (either or both of which are hereinafter referred to as a "QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF since it commenced sales of electricity;
(ii) with respect to each Plant under development and located in the United States, either (x) to the extent that the Company, the Subsidiaries or the Joint Ventures plan to act as the owner and/or operator of any one of the Plants under development by the Company, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured) that owner and/or operator satisfies or is currently expected to satisfy current regulatory requirements for being an "exempt wholesale generator" ("EWG"), as such term is defined under the FPA, the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the regulations thereunder or (y) each of the Plants under development by the Company, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured) will be a QF and will be in continuous compliance with the requirements for being a QF;
(iii) the owner or operator of each of the Plants under development by the Company, the Subsidiaries or Joint Ventures and located outside the United States (as currently configured or as currently anticipated to be configured) satisfies or is currently expected to satisfy current regulatory requirements for being either (A) an EWG or (B) a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder; (iv) none of the entities identified in clause (A) or (B) of subparagraph (i) above owns or operates or will own or operate any electric distribution facilities or any electric transmission facilities in or outside of the United States other than electric transmission facilities that have been or will be approved by the Federal Energy Regulatory Commission as being part of a QF; or the owner and/or operator of which have qualified as EWG's or as "foreign utility companies" as such terms are defined under the FPA, PUHCA and the regulations thereunder; and (v) none of the entities identified in clause (A), (B) or (C) of subparagraph (i) above is, or is subject to regulation as, a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA, or is subject to regulation under the FPA, other than as contemplated by 18 C.F.R Section 292.601(c), or, except as described in the Registration Statement, subject to regulation by any state law with respect to rates or the financial or organizational regulation of electric utilities.

        (ak) No event has occurred and is continuing that, had the Securities already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Indenture) under the Indenture.

        (al) The Company has not offered, sold or issued any Securities or similar debt securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Act.

        3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a
purchase price of     % of the principal amount thereof plus accrued interest
from                 , 1995 to the Closing Date, $200,000,000 aggregate
principal amount of the Securities.

        The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriter by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 A.M., (New York
time), on           , 1995, or at such other time not later than seven full
business days thereafter as CS First Boston and the Company determine, such time" being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the offices of Skadden, Arps, Slate, Meagher & Flom at least 24 hours prior to the Closing Date.

        4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as, and upon the terms and conditions, set forth in the Prospectus.

        5.  Certain Agreements of the Company. The Company agrees with the

NG SYSTEMS]
Underwriter that:

        (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CS First Boston, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth day after the Effective Date. The Company will advise CS First Boston promptly of any such filing pursuant to Rule 424(b).

        (b) The Company will advise CS First Boston promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without CS First Boston's consent; and the Company will also advise CS First Boston promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

        (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CS First Boston of such event and will promptly prepare and file with the Commission, at its own expense (subject to the MOU (as defined below)), an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CS First Boston's consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

        (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

        (e) The Company will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CS First Boston requests and as soon as available, but, in the case of the Prospectus, not later than (i) if the Effective Time is prior to the execution and delivery of this Agreement, 5:00 p.m. on the first business day following the date of execution and delivery of this Agreement or (ii) if the Effective Time is after the execution and delivery of this Agreement, 5:00 p.m. on the first business day following the date of the Effective Time. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

        (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CS First Boston designates and will continue such qualifications in effect so long as required for the distribution, provided that, in connection therewith the Company shall not, with respect to any such jurisdiction, be required to qualify as a foreign corporation, to file a general consent to service of process or to take any other action that would subject it to service of process in suits other than those arising out of the offering of the Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

        (g) During the period of three years hereafter, the Company will furnish to the Underwriter, as soon as practicable, after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

        (h) Subject to the Memorandum of Understanding, dated June 16, 1995, by and among the Underwriter, the Company and Credit Suisse (the "MOU"), the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriter (if and to the extent incurred by it) for any filing fees and other expenses (including reasonable fees and disbursements of counsel up to $7,500) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as CS First Boston designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, the NYSE listing fee, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

        (i) The Company shall apply the net proceeds from the sale of the Securities as described in the Prospectus.

        (j) The Company shall use its reasonable best efforts to have the Securities listed on the NYSE concurrently with the Effective Time.

        (k) If after the execution and delivery of this Agreement, additional Securities are required to be registered with the Commission under the Act in order to comply with the provisions of this Agreement, the Company shall comply with the provisions of Rule 462 under the Act, including the requirement to pay the additional registration fee to the Commission as soon as possible, but in no event later than 10:00 a.m. on the first business day following the date of execution and delivery of this Agreement.

        6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of each of Deloitte & Touche (with respect to the Company) and Coopers & Lybrand (with respect to Magma) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                (i) in their opinion the financial statements and schedules of such company examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, and the related published Rules and Regulations;

                (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement and the Prospectus;

                (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of such company, inquiries of officials of such company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

        (A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

        (B) the unaudited consolidated total revenues, income from operations and net income for the three months ended March 31, 1995 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

        (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or that any increase in short-term indebtedness or long-term indebtedness (excluding project finance indebtedness for projects currently in construction and the effects of the scheduled accretion of the Company's 10-1/4% Senior Discount Notes) of such company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets, as compared with amounts shown on the latest balance sheet included in the Registration Statement and the Prospectus (except for the exercise of existing stock options and the purchase of the Company's treasury stock); or

        (D) for the period from the closing date of the latest income statement included in the Registration Statement and the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases (excluding the effects of the scheduled accretion of the Company's 10-1/4% Senior Discount Notes), as compared with the corresponding period of the previous year, in consolidated operating revenues, net income and the ratio of earnings to fixed charges;

                except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses has occurred or may occur;

                (iv)  they have compared specified dollar amounts (or



percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of such company, its subsidiaries and joint ventures subject to the internal controls of such entity's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of such company, its subsidiaries and joint ventures or are derived directly from such records by analysis or computation) set forth in the Registration Statement and the Prospectus, agrees with the accounting records of such company, its subsidiaries and joint ventures, excluding any questions of legal interpretation; and

                (vi) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and Magma who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which causes them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

        For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement, in each case including all information (if any) deemed to be a part of such Registration Statement and Prospectus as of the Effective Time pursuant to Rule 430A(b) or Rule 434 under the Act. All financial statements and schedules included in material incorporated by reference into the Registration Statement and the Prospectus shall be deemed included in the Registration Statement and the Prospectus for purposes of this subsection.

        (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 8:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CS First Boston. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

        (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures, taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

        (d) The Underwriter shall have received an opinion, dated the Closing Date, of Steven A. McArthur, General Counsel to the Company, to the effect that:

                (i) Each of the Company, the Subsidiaries and Joint Ventures has been duly organized and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization and each of the Company, the Subsidiaries and Joint Ventures has the power and authority to own, lease and operate its respective properties and to conduct its businesses as described in the Prospectus;

                (ii) Each of the Company, the Subsidiaries and Joint Ventures is duly registered or qualified to do business and (to the extent applicable) is in good standing as a foreign corporation or a foreign partnership, as the case may be, in each jurisdiction, domestic or foreign, in which such registration, qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operation of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole;

                (iii) The Company and Magma each have the authorized and outstanding capitalization as set forth in the respective column labeled "The Company" and "Magma" under the caption "Capitalization" in the Prospectus; to the best knowledge of such counsel, all the outstanding shares of capital stock of each Subsidiary and each Magma Subsidiary have been duly and validly authorized and issued and are fully- paid and nonassessable; and to the best knowledge of such counsel, except as otherwise set forth in Schedule A attached to this Agreement or disclosed in or contemplated by the Prospectus, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company (and in the case of Magma directly owned by the Company) and each Magma Subsidiary are owned beneficially by Magma free and clear of any material claims, liens, encumbrances and security interests; and to the best knowledge of such counsel, all of the partnership interests in Joint Ventures beneficially owned by the Company and Magma (as reflected in Schedule B) have been duly and validly authorized and issued and, except as otherwise set forth in Schedule B attached to this Agreement or disclosed in or contemplated by the Prospectus, are owned beneficially by the Company or Magma, as the case may be, free and clear of any material claims, liens, encumbrances and security interests;

                (iv) Except as otherwise set forth in Schedule C attached to this Agreement or disclosed in or contemplated by the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of Magma, nor any agreements or commitments to issue any of the same;

                (v) Upon (A) authentication and execution of the Securities in accordance with the terms of the Indenture, (B) delivery of the Securities against payment therefor in accordance with the terms of this Agreement and (C) delivery to the Trustee in the State of New York of the certificates representing the Closing Date Pledged Shares accompanied by stock powers endorsed in blank, the Trustee will have a valid and perfected security interest in the Closing Date Pledged Shares under the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York to secure the Obligations of the Company; no interest of any other creditor of the Company will be equal or prior to the security interest of the Trustee in the Closing Date Pledged Shares;

                (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (including the limited recourse nature thereof), subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (viii) The Securities have been duly authorized and executed by the Company, and, assuming due authentication by the Trustee, when issued and delivered as contemplated by the Indenture upon payment therefor as provided in this Agreement, will be validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms (including the limited recourse nature thereof), subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (ix) The Secured Magma Note has been duly authorized by all necessary action on the part of Magma, and when executed by Magma upon delivery to Magma of the proceeds of the Offering as consideration therefor, will be a valid and legally binding obligation of Magma, enforceable in accordance with its terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (x) To such counsel's knowledge, except as otherwise disclosed in the Prospectus or contemplated by the MOU, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment;

                (xi) Except as disclosed in or contemplated by the Prospectus, each of the Company, the Subsidiaries and Joint Ventures has good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased or held under contract by each of them that are material to the business of the Company and its Subsidiaries or Magma and Magma's Subsidiaries, in each case take as a whole, and, in each case free from all liens, encumbrances, and defects that would materially interfere with the use made or to be made thereof by them;

                (xii) To such counsel's knowledge, there is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending, threatened against, or involving, the Company, any Subsidiary or any Joint Venture (A) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or (B) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or of Magma to perform its obligations under the Secured Magma Note;

                (xiii) To such counsel's knowledge, the Company, each Subsidiary and each Joint Venture (A) has properly obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Prospectus and (B) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course;

                (xiv) The Company and Magma, as the case may be, have all requisite corporate power and authority to execute, deliver and perform this Agreement, the Indenture and the Secured Magma Note, consummate the transactions contemplated herein and therein, issue and sell the Securities and use the proceeds of the Offering as described in the Prospectus;

                (xv) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations;

                (xvi) (A) The execution, delivery and performance of this Agreement, the Indenture and the Secured Magma Note, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Securities and the use of the proceeds of the Offering as described in the Prospectus do not and will not (x) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (y) to the best knowledge of such counsel, conflict with, result in the creation or imposition of any lien, charge or other encumbrance (other than the liens securing the Securities or the Secured Magma Note) upon any asset of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or (z) to the best knowledge of such counsel, result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (y) or
(z), individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, (B) to the knowledge of such counsel, except for (x) the registration of the Securities under the Act, and (y) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the Securities, no consent, authorization or order of, or filing or registration by the Company, any Subsidiary or any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of this Agreement, the Indenture and the Secured Magma Note, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Securities and the use of the proceeds of the Offering as described in the Prospectus, the failure to obtain which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, or on the Securities or the ability of the Company to perform its obligations under this Agreement and the Indenture;

                (xvii) The Company is not, and after giving effect to the issuance of the Securities and the application of the proceeds therefrom shall not be, an "investment company," or, to such counsel's knowledge, a company "controlled" by an "investment company," within the meaning of the 1940 Act; and

                (xviii) The documents incorporated by reference in the Prospectus and any further amendments or supplements to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Act or the Exchange Act, as the case may be, and the Rules and Regulations of the Commission thereunder.

        (e)  The Company shall have furnished to the Underwriter the opinion of



Willkie Farr & Gallagher, special counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                (i) The Company and Magma each have been duly organized and are validly existing and in good standing under the laws of their jurisdiction of organization and each of the Company and Magma has the corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Prospectus;

                (ii) Such counsel has been advised by the Commission that the Registration Statement has been declared effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act; the Prospectus have been filed with the Commission pursuant to the appropriate subparagraph of Rule 424(b) of the Rules and Regulations; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                (iii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements, related schedules, other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion) as of their effective dates, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Act, the Trust Indenture Act, the Exchange Act and the Rules and Regulations;

                (iv) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated by reference therein as permitted by the Rules and Regulations; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

                (v) This Agreement has been duly authorized, executed and delivered by the Company;

                (vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (vii) The Securities have been duly authorized and executed by the Company, and, assuming due authentication by the Trustee, when issued and delivered as contemplated by the Indenture upon payment therefor as provided in this Agreement, will be validly issued and outstanding and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (viii) The Secured Magma Note has been duly authorized by all necessary action on the part of Magma, and when executed by Magma upon delivery to Magma of the proceeds of the Offering as consideration therefor, will be a valid and legally binding obligation of Magma, enforceable in accordance with its terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (ix) The statements in the Prospectus under the caption "Description of the Notes" insofar as they purport to summarize the provisions of the Indenture and the Securities have been reviewed by such counsel and fairly summarize the information or matters described therein; and

                (x) No consent, authorization, order of, or filing or registration by the Company with, any United States governmental authority or body having jurisdiction over the Company is necessary or required for the performance by the Company of its obligations under this Agreement or the Indenture, or in connection with the issuance and sale of the Securities hereunder or thereunder, except as may be required under applicable state or foreign securities laws or blue sky laws in connection with the purchase and distribution of the Securities.

        (f)  In the rendering of the opinions described in Section 6(d) and
Section 6(e) above, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and, in the case of the General Counsel of the Company, the laws of the States of California and Nevada, and (ii) rely, to the extent they deem proper, in respect of matters of fact, upon certificates and representations of officers of the Company, the Subsidiaries or Joint Ventures or of Magma, Magma Subsidiaries and Magma Joint Ventures and public officials and, in respect of matters of Nevada law, upon the opinion of Nevada counsel who is reasonably satisfactory to the Underwriter. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that (i) such counsel (in the case of Willkie Farr & Gallagher, such counsel may state that they have acted as special counsel to the Company for purposes of the subject Offering) have participated in conferences with representatives of the Company, some of which have been attended by the Underwriter and its counsel, at which conferences the contents of the Registration Statement, the Prospectus, each amendment thereof and supplement thereto and related matters were discussed, although such counsel has not independently checked or verified and is not passing upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, any amendment thereof or supplement thereto, and (ii) based on the foregoing, no facts have come to the attention of such counsel which cause them to believe that (except for the financial statements, related schedules and other financial and statistical information contained therein or omitted therefrom as to all of which such counsel need not express any belief)
(A) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as amended and supplemented as of the Effective Time and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B), in the case of the General Counsel of the Company, any document incorporated by reference in the Prospectus or any further amendment or supplement to such incorporated document made by the Company prior to the Closing Date when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement that became effective under the Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in the light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (g) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (h) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (i) The Underwriter shall have received letters, dated such Closing Date, of Deloitte & Touche and Coopers & Lybrand which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

        (j) The Securities shall have been approved for listing on the NYSE, subject only to notice of issuance thereof.

        (k) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) except as disclosed in the Prospectus, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole and (ii) except as disclosed in the Prospectus, there shall not have been any transactions entered into by the Company, any Subsidiary or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Company, the Subsidiaries and Joint Ventures taken as a whole, or Magma, Magma Subsidiaries and Magma Joint Ventures taken as a whole, and which, in the judgment of the Underwriter, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

        (l) The Company shall have furnished the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requested.

        (m) The Underwriter shall have received copies of the executed Indenture and the other security and ancillary documents, including a copy of the executed Secured Magma Note, given or received by the Company in connection with the issuance and sale of the Securities.




        (n) The Company shall have delivered to the Trustee certificates representing the Closing Date Pledged Shares, in accordance with the terms of the Indenture, and shall have executed and delivered, filed and recorded all instruments and documents, and have done all such acts and other things as are necessary to subject the Collateral (as defined in the Indenture) to the security interest intended to be created by Article Thirteen of the Indenture.

        (o) The Company shall have furnished the Underwriter and its counsel with copies of any consents, waivers, amendments, releases and security and other ancillary documents obtained in connection with the authorization, execution, delivery and performance of this Agreement, the Indenture, the Securities and the Secured Magma Note and the transactions contemplated by each of the foregoing, including, without limitation, evidence of the repayment in full of the Merger Facilities (as defined in the Prospectus) and the discharge of the lien of Credit Suisse on the Closing Date Pledged Shares and on the other collateral securing the Merger Facilities.

        (p) The Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under the Indenture at or prior to the Closing Date.

        (q) The Company shall have furnished the Prospectus to the Underwriter in such quantities as the Underwriter shall have requested no later than (i) if the Effective Time is prior to the execution and delivery of this Agreement, 5:00 p.m. on the first business day following the date of execution and delivery of this Agreement or (ii) if the Effective Time is after the execution and delivery of this Agreement, 5:00 p.m. on the first business day following the date of the Effective Time.

        7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below; and provided, further, that, with respect to any untrue statement or omission in any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter on account of any loss, claim, damage, liability or action arising from the sale of any Securities to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus and the Prospectus was made available to the Underwriter prior to the sale of the Securities. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor.

        Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

        (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein



(with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the information contained under the caption. Underwriting Discounts and Commissions in the price box on the cover page and footnote 2 thereto, the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriter, the legend concerning stabilizing on the inside front cover page and the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting."

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such failure; and provided, further, that such omission will not relieve it from any liability which it may otherwise have to an indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this
Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

        (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee or agent of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriter is not consummated for any reason the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities; provided that the Company shall not be obligated under this Section 8 to reimburse the Underwriter for any expenses (including any reasonable fees
and disbursements of counsel) in excess of [$       ].

        9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055,
Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, Attention:
General Counsel.

        10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.




        If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                        Very truly yours,

                                        CALIFORNIA ENERGY COMPANY, INC.



                                        By.....................................
                                           Name:
                                           Title:


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.


CS FIRST BOSTON CORPORATION


By...................................
  Name:
  Title:





                              SCHEDULE A


                             Subsidiaries

Coso Funding Corp.
Incorporated in Delaware

Coso Hotsprings Intermountain Power, Inc. (CHIP)
Incorporated in Delaware

China Lake Operating Co. (CLOC)
Incorporated in Delaware

Coso Technology Corporation (CTC)
Incorporated in Delaware

China Lake Geothermal Management Company (CLGMC)
Incorporated in Delaware

China Lake Plant Services, Inc.
Incorporated in California

Coso Hotsprings Overland Power, Inc.
Incorporated in Delaware

CE Geothermal, Inc.
Incorporated in Delaware

Western States Geothermal Company
Incorporated in Delaware

Intermountain Geothermal Company
Incorporated in Delaware

California Energy Development Corporation
Incorporated in Delaware

California Energy Yuma Corporation
Incorporated in Utah

Rose Valley Properties, Inc.
Incorporated in Delaware

CE Holt Company, Inc.
Incorporated in Delaware

CBE Engineering Co.
Incorporated in Delaware

CE Exploration Company
Incorporated in Delaware

CE Newberry, Inc.
Incorporated in Delaware

CE International Investments Ltd.
Incorporated in Bermuda

CE Philippines Ltd.
Incorporated in Bermuda

CE Mahanagdong Ltd.
Incorporated in Bermuda

Ormat Cebu Ltd.
Incorporated in Bermuda

CE Cebu Geothermal Power Company, Inc.
Incorporated in the Philippines

CE Indonesia Ltd.
Incorporated in Bermuda

CE Casecnan Ltd.
Incorporated in Bermuda

CE Singapore Ltd.
Incorporated in Bermuda

California Energy International Ltd.
Incorporated in Bermuda

CE Casecnan Water and Energy Company, Inc.
Incorporated in the Philippines
Capital Stock:  Owned 100% by CE Casecnan Ltd.;
La Prairie Group Contractors (International) Ltd. and
San Lorenzo Ruiz Builders & Developers Group, Inc.
each are entitled to a 15% equity interest

Magma Power Company
Incorporated in Nevada

California Energy Operating Company*
Incorporated in Delaware




Salton Sea Power Company*
Incorporated in Nevada

Vulcan Power Company*
Incorporated in Nevada

Imperial Magma*
Incorporated in Nevada

Magma Land Company I*
Incorporated in Nevada

Desert Valley Company*
Incorporated in California

Fish Lake Power Company*
Incorporated in Delaware

Magma Netherlands, B.V.*
Formed in the Netherlands

Tongonan Power Investment, Inc.*
Incorporated in the Philippines

Salton Sea Funding Corporation* (SSFC)
Incorporated in Delaware

Salton Sea Royalty Corporation*
Incorporated in Delaware

CE Luzon Geothermal Power Company, Inc.
Incorporated in the Philippines
Capital Stock:  Owned 50% by CE Mahanagdong Ltd.;
50% by Kiewit Energy International (Bermuda) Ltd.;
an industrial company has the right to acquire 10%
of the equity - 5% from CE Mahanagdong Ltd. and 5% from Kiewit Energy International (Bermuda) Ltd.

Himpurna California Energy Ltd.
Incorporated in Bermuda
Capital Stock: Owned 90% by CE Indonesia Ltd.; 10% by P.T. Himpurna Enersindo Abadi; California Energy
International Ltd. has an option to acquire an interest in P.T. Himpurna or its project company shares equal to up to 4% of the project company;
under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy
Sales Contract

Patuha Power, Ltd.
Incorporated in Bermuda
Capital Stock:  Owned 90% by CE Singapore Ltd.;
10% by P.T. Enersindo Supra Abadi; P.T. Enersindo
Supra Abadi has the right to acquire an additional
20% of the project equity in certain circumstances and for a limited time; under the Joint Operating
Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Agreement

- --------
*  Indicates also a Magma Subsidiary.





                            SCHEDULE B


                            Joint Ventures

Coso Energy Developers (CED)
Formed in California
General Partnership:  48% CHIP; 52% Caithness Coso
Holdings, L.P.

Coso Finance Partners
Formed in California
General Partnership: 46.3% owned by CLOC; 53.7% owned by ESCA I, L.P.

Coso Power Developers (CPD)
Formed in California
General Partnership:  50% owned by CTC; 50% by
Caithness Navy II

Coso Transmission Line Partners
Formed in California
General Partnership:  Owned 50% by CED; 50% by CPD

Coso Finance Partners II
Formed in California
General Partnership:  Owned 50% by CLGMC; 50% by
ESCA II, L.P.

China Lake Joint Venture
Formed in California
General Partnership:  Owned 50%
by California Energy Company, Inc.; 50% by Caithness Geothermal 1980, Ltd.

Coso Land Company (CLC)
Formed in California
General Partnership: Owned 50% by California Energy Company, Inc.;50% by Caithness Geothermal 1980, Ltd.

Coso Geothermal Company
Formed in California
General Partnership:  Owned 57% by CLC; 16% by California Energy Company, Inc.

Vulcan/BN Geothermal Power Company*
Formed in Nevada
Partnership Interests:  Vulcan Power Company 50%
General Partner; BN Geothermal, Inc. 50% General
Partner

Del Ranch, L.P.*
Formed in California
Partnership Interests:  Magma Power Company 10%
Limited Partner; California Energy Operating Company 40% General Partner; Conejo Energy Company 10% Limited Partner and 40% General Partner

Elmore, L.P.*
Formed in California
Partnership Interests:  Magma Power Company 10%
Limited Partner; California Energy Operating Company 40% General Partner; Niguel Energy Company 10% Limited Partner and 40% General Partner

Leathers, L.P.*
Formed in California
Partnership Interests:  Magma Power Company 10%
Limited Partner; California Energy Operating Company 40% General Partner; San Felipe Energy Company 10% Limited Partner and 40% General Partner

Salton Sea Brine Processing L.P.*
Limited Partnership Formed in California

Salton Sea Power Generation L.P.*
Limited Partnership Formed in California

Visayas Geothermal Power Company*
Partnership Formed in the Philippines

Yuma Cogeneration Associates (YCA)
Formed in Utah


*  Indicates also a Magma Joint Venture.






                          SCHEDULE C